AMENDMENT NO. 1 TO LICENSE AND COLLABORATION AGREEMENT

                  THIS AMENDMENT NO. 1 TO LICENSE AND COLLABORATION AGREEMENT (this "Amendment"), effective as of September 29, 2000 (the "Effective Date"), is entered into between THE IMMUNE RESPONSE CORPORATION, a Delaware corporation ("IRC"), and TRINITY MEDICAL GROUP USA, INC., a Florida corporation (" Trinity"), with respect to the following facts.

                                 R E C I T A L S

                  A. IRC and Trinity Medical Group, Co., Ltd., a Thai limited company ("Trinity Thailand"), entered into the License and Collaboration Agreement dated as of September 15, 1995 (the "Agreement").


                  B. Pursuant to the Assignment Agreement dated as of November 11, 1999, between Trinity Thailand and Trinity, Trinity Thailand assigned to Trinity, and Trinity assumed, all of Trinity Thailand's rights and obligations under the Agreement.

                  C. The parties now desire to amend the Agreement on the terms and conditions set forth below.


                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the Agreement and otherwise agree as follows:

                                    ARTICLE 1
                                    AMENDMENT

            1.1 Article 5 of the Agreement is amended to insert the following new section after the last section thereof:

                  5.7      Trademarks.

                           5.7.1  License.   IRC  hereby  grants  to  Trinity  a
                  non-exclusive, non-transferable, limited right to use IRC's trademark REMUNE(TM) (the "Mark") solely for the purpose of promoting, marketing and selling the Product in the Territory. Trinity shall not use the Mark for any other purpose.
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                           5.7.2 Use.  Trinity  shall use the Mark in accordance
                  with applicable trademark law and IRC's policies regarding advertising and trademark usage as established and amended from time to time. Trinity shall not use any other trademark or service mark in proximity to the Mark without the prior written approval of IRC.

                           5.7.3 Trademark Obligations. Whenever the Mark is used in advertising or in any other manner, Trinity shall clearly indicate IRC as the trademark owner. Trinity shall not do or cause to be done any act or anything contesting or in any way impairing or reducing IRC's right, title and interest in the Mark. Trinity acknowledges that use of the Mark hereunder shall not create any right, title or interest in or to the use of the Mark and that all such uses and goodwill associated with the Mark will inure to the benefit of IRC. Trinity shall take all necessary steps to ensure its employees comply with all the terms and conditions herein.

                           5.7.4 Quality. The nature and quality of any products
                  or services that Trinity supplies in connection with the Mark shall conform to the standards set by IRC. Trinity shall cooperate with IRC in facilitating IRC's monitoring and control of the nature and quality of such products and services, and shall supply IRC with specimens of use of the Mark upon request. Prior to distributing any marketing materials or other literature containing the Mark, Trinity shall submit a specimen thereof to IRC for IRC's approval. Trinity shall not distribute such materials or literature without prior written approval by IRC. Should IRC notify Trinity in writing that the use of the Mark does not conform to the standards set by IRC, Trinity shall have ten (10) days to bring such use into conformance and to provide IRC with specimens of such conforming use.

                           5.7.5 Infringement Proceedings. Trinity shall use reasonable efforts to promptly notify IRC of any unauthorized use of the Mark by others that comes to Trinity's attention. IRC shall have the sole right and discretion to bring legal or administrative proceedings to enforce IRC's trademark rights including actions for trademark infringement or unfair competition proceedings involving the Mark.

                           5.7.6  Trademark  Registrations.  Trinity,  at  IRC's
                  request and expense, shall provide IRC with any specimens, execute all applications for trademark registrations, trademark assignments or similar documents, and shall perform any other similar act reasonably necessary (i) for IRC to secure or maintain any and all IRC trademark rights in the Territory or (ii) to effectuate the lawful right to use product names, designations or trademarks in the Territory as reasonably required by IRC.

            1.2 Section 11.1 of the Agreement is restated in its entirety to read as follows:


                           Expiration.  Unless  terminated  earlier  pursuant to
                  Sections 11.2 or

                  11.3 below, this Agreement shall expire upon the expiration of the last to expire of IRC's rights in all patents and patent applications in the Territory which cover the Product.

            1.3 Section 11.2 of the Agreement is restated in its entirety to read as follows:


                           Termination by IRC. This Agreement  shall  terminate,
                  at the option of IRC effective upon written notice thereof to Trinity, if Trinity has not received the required marketing approval from the governing health authority of Thailand for the Product on or before the first to occur of (a) the date which is eighteen (18) months after receipt of the required marketing approval from the FDA for Product in the United States, and (b) the date which is twenty-four (24) months after completion of the Study 2101B clinical trial of the Product in Thailand under the applicable Development Workplan.

                                   ARTICLE 2
                                  MISCELLANEOUS

            2.1 Defined Terms. All terms used, but not defined, in this Amendment shall have the respective meanings set forth in the Agreement.

            2.2 Continuing Effect. This Amendment shall be effective for all purposes as of the Effective Date. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

            2.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

            2.4 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

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


                  IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment effective as of the Effective Date.

                                       THE IMMUNE RESPONSE CORPORATION



                                       By: /S/ Dennis J. Carlo, PH.D.
                                          --------------------------------------
                                           Dennis J. Carlo, Ph.D.
                                           President and Chief Executive Officer





                                       TRINITY MEDICAL GROUP USA, INC.


                                       By: /s/ Vina Churdboonchart
                                          --------------------------------------
                                       Title: President
                                            ------------------------------------


                                       By: /s/ James Namnath
                                          --------------------------------------
                                       Title: Chief Executive Officer
                                            ------------------------------------

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